EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PARKWAY PROPERTIES, INC. STOCKHOLDERS APPROVE MERGER WITH THOMAS PROPERTIES GROUP, INC.

ORLANDO, FLORIDA - December 17, 2013 - Parkway Properties, Inc. (NYSE:PKY) (“Parkway”) announced that at its special meeting held today, stockholders overwhelmingly approved the proposed merger with Thomas Properties Group, Inc. (NYSE: TPGI) (“Thomas Properties”) pursuant to the definitive merger agreement dated September 4, 2013. Approximately 90.23% of the outstanding shares of Parkway’s common stock voted with respect to the proposed merger, with approximately 99.88% of the votes cast in favor of the proposed merger.

Subject to the satisfaction or waiver of the remaining conditions to closing, the merger is expected to close on December 19, 2013. Assuming completion of the merger, TPGI’s shares are expected to be delisted after the close of trading on December 19, 2013. As a result of the merger, each former share of Thomas Properties common stock will be converted into 0.3822 of a newly issued share of Parkway common stock and each former share of Thomas Properties limited voting stock will be converted into 0.3822 of a newly issued share of Parkway limited voting stock. Shares of Parkway’s common stock will continue to trade under the existing ticker symbol “PKY” on the New York Stock Exchange.

About Parkway Properties

Parkway Properties, Inc. is a fully integrated, self-administered and self-managed real estate investment trust specializing in the acquisition, ownership and management of quality office properties in higher growth submarkets in the Sunbelt region of the United States. Parkway owns or has an interest in 43 office properties located in eight states with an aggregate of approximately 12.6 million square feet at October 1, 2013. Parkway also offers fee-based real estate services which manage and/or lease approximately 11.7 million square feet for third parties as of October 1, 2013. Additional information about Parkway is available on the company's website at www.pky.com.

Forward Looking Statement

Certain statements in this release that are not in the present or past tense or discuss the Company's expectations (including the use of the words anticipate, believe, forecast, intends, expects, project, or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. Examples of forward-looking statements include projected net operating income, cap rates, internal rates of return, future dividend payment rates, forecasts of FFO accretion, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions, or other transactions, including the Investment, and descriptions relating to these expectations.  There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the actual or perceived impact of U.S. monetary policy; the demand for and market acceptance of the Company's properties for rental purposes; the ability of the Company to enter into new leases or renewal leases on favorable terms; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; risks associated with joint venture partners; the risks associated with the ownership and development of real property; the failure to acquire or sell properties as and when anticipated; termination of property management contracts; the bankruptcy or insolvency of companies for which the Company provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate pending transactions; risks associated with acquisitions, including the integration of Thomas Properties Group, Inc.'s businesses; risks associated with achieving expected synergies or cost savings; risks associated with the Company's ability to consummate the mergers and the timing of the closing of the mergers with Thomas Properties and Thomas Properties Group, L.P.; and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's business, financial condition, liquidity, cash flows and results could differ materially from those expressed in the forward-looking statements. Any forward looking statements speaks only as of the date on which it is made.  New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us.  The Company does not undertake to update forward-looking statements except as may be required by law.

Contact:
Ted McHugh
Director of Investor Relations
(407) 650-0593

SOURCE Parkway Properties, Inc.